Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts third-quarter 2020 financial results

WILMINGTON, Del., October 20, 2020 — Navient (Nasdaq: NAVI), a leading provider of education loan management and business processing solutions, today posted its 2020 third-quarter financial results. The complete financial results release is available on the company’s website at Navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a conference call tomorrow, October 21, 2020 at 8 a.m. ET, hosted by Jack Remondi, president and CEO, and Joe Fisher, CFO.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 1654327 starting at 7:45 a.m. ET. The live audio webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the call will be available on the company’s website no later than the call’s start time.

A replay may be accessed approximately two hours after the call through November 4, 2020 at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 1654327.

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About Navient

Navient (Nasdaq: NAVI) is a leading provider of education loan management and business processing solutions for education, healthcare, and government clients at the federal, state, and local levels. Navient helps clients and millions of Americans achieve success through technology-enabled financing, services, and support. Learn more at Navient.com.

Contact:

Media:     Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors: Nathan Rutledge, 703-984-6801, nathan.rutledge@navient.com

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